EXHIBIT 99.2

                          DESCRIPTION OF COMMON SHARES
                           OF HEALTHCARE CAPITAL CORP.

         The authorized capital stock of HealthCare Capital Corp. (the "Company") consists of an unlimited number of Common Shares, without nominal or par value (the "Common Shares"), and an unlimited number of Preferred Shares, without nominal or par value (the "Preferred Shares"). The Company is incorporated under the laws of Alberta, Canada.

         The Company's Board of Directors (the "Board") has the authority to issue Preferred Shares in one or more series and to fix the number of shares comprising any such series and the designations, rights, privileges, restrictions, and conditions attaching thereto, including the rate or amount of dividends or the method of calculating dividends, the dates of payment of dividends, the redemption, purchase, and/or conversion price or prices and the terms and conditions of any such redemption, purchase, and/or conversion, and any sinking fund or other provisions, without any further vote or action by the holders of Common Shares. The only outstanding series of Preferred Shares is a series designated as Series A Convertible Preferred Shares, consisting of 13,333,333 shares issued on December 24, 1997. A summary of certain of the preferences, limitations and relative rights of the Series A Convertible Preferred Shares is set forth below.

COMMON SHARES

         Voting Rights. Holders of Common Shares are entitled to one vote per share at all meetings of shareholders of the Company. Except as otherwise required by law or unless the Board determines otherwise with respect to a particular series of Preferred Shares, the Common Shares and all series of the Preferred Shares having voting rights will vote together as one class. Under the Business Corporations Act (Alberta), the holders of each class of shares are generally entitled to vote as a separate class (whether or not such class otherwise has voting rights) upon any proposal to amend the Company's Articles to (i) increase or decrease the maximum number of authorized shares of that class, (ii) increase the maximum number of authorized shares of another class having rights or privileges equal or superior to those of that class, (iii) effect an exchange, reclassification or cancellation of all or a portion of the shares of that class, (iv) add, change or remove the rights, privileges, restrictions or conditions attached to that class, (v) increase the rights or privileges of any class having rights or privileges equal or superior to those of that class, (vi) create a new class having rights or privileges equal or superior to those of that class, (vii) change the rights or privileges of any class with inferior rights or privileges such that they are equal to or superior to those of that class; (viii) effect an exchange of shares of another class into the shares of that class, or (ix) restrict the issue or transfer of the shares of that class or extend or remove that restriction.


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         Other.  All Common Shares rank ratably with regard to dividends (if and when declared by the Board). In the event of a liquidation, dissolution, or winding up of the Company, holders of Common Shares are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all liabilities of the Company and the liquidation preference of any outstanding class or series of Preferred Shares. The Common Shares do not have
preemptive   rights.   All   outstanding   Common  Shares  are  fully  paid  and
nonassessable.

SERIES A CONVERTIBLE PREFERRED SHARES

         Certain of the preferences, limitations and relative rights of the Series A Convertible Preferred Shares (the "Convertible Shares") are summarized below.

         Voting Rights. Each Convertible Share is entitled to one vote (or such other number of votes equal to the number of Common Shares into which such Convertible Share shall be convertible from time to time) in the election of directors and any other matters presented to the shareholders of the Company for their action or consideration. Except to the extent otherwise required by law or the Company's Articles, holders of Convertible Shares and of any other outstanding preferred shares will vote together with the holders of Common Shares as a single class. See "Common Shares--Voting Rights." Any change in the rights and preferences of the Convertible Shares will require the approval of the holders of at least 66-2/3% of the outstanding Convertible Shares, voting separately as a class.

         Dividends. Each Convertible Share is entitled to receive, when, as and if declared by the Board out of the Company's assets legally available for payment, cumulative dividends from the date of original issuance, payable annually at a rate of 5% per annum on a base amount of $1.35 per share (the "Base Amount"). All accrued and unpaid dividends will be forfeited upon the conversion of the Convertible Shares. The dividend rate will be subject to increase on specified dates in the event that certain conditions (the "Triggering Conditions") have not been met. The Triggering Conditions are as follows:

                  (a) The Common Shares are listed on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market (each a "U.S. Principal Market");

                  (b) The Common Shares are traded on a U.S. Principal Market at a daily closing price greater than $2.40 per Common Share on each of the ten consecutive trading days preceding the applicable date; and

                  (c) The Company's net income before income taxes, dividends on the Convertible Shares, and amortization of goodwill and covenants not to compete for the three consecutive fiscal quarters preceding the applicable date shall have averaged at least $0.07 per fully diluted Common Share per fiscal quarter (for purposes of making this calculation, the Common Shares issuable upon the exercise of the Warrants will not be counted).


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         If the Triggering Conditions have not been met by:

                  (x) January 1, 2003, the dividend rate will thereafter be 15% per annum of the Base Amount;

                  (y) January 1, 2004, the dividend rate will thereafter be 18% per annum of the Base Amount; or

                  (z) January 1, 2005, the dividend rate will thereafter be 21% per annum of the Base Amount.

As soon as the Triggering Conditions have been satisfied, the dividend rate will revert to 5% per annum of the Base Amount. All references to per share amounts or prices with respect to the Triggering Conditions will be appropriately adjusted for any subdivision, consolidation, or reclassification of the Common Shares.

         Dividends on the Convertible Shares may, in the discretion of the Board and subject to applicable regulatory approvals at the time of payment, be paid in Common Shares based on the market price of such shares. Accruals of dividends on the Convertible Shares will not bear interest.

         No dividends on the Common Shares or any other share capital ranking, as to dividends, equal to or junior to the Convertible Shares as to dividends may be declared or paid unless full accumulated dividends on the Convertible Shares have been paid or declared and sufficient funds set aside for such payment. The foregoing prohibition will not apply to dividends or distributions payable in Common Shares or certain other comparable actions.

         Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company subject to the rights of holders of any securities of the Company ranking senior to the Convertible Shares upon liquidation, the holders of Convertible Shares will be entitled to receive, out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other securities ranking junior to the Convertible Shares upon liquidation, a liquidating distribution in an amount equal to the greater of (i) $1.35 per share plus any accrued and unpaid dividends or (ii) the amount that would have been distributable to such holders if they had converted their Convertible Shares into Common Shares immediately prior to such dissolution, liquidation, or winding up, plus any accrued and unpaid dividends. The sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company will be deemed to be a liquidation of the Company for purposes of the liquidation rights of the holders of Convertible Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Convertible Shares will have no right to any of the remaining assets of the Company.

         Optional Redemption. The Convertible Shares may not be redeemed before January 1, 2003. Thereafter, the Convertible Shares may be redeemed at the option of the Company, in whole or in part. The redemption price will be an amount equal to the greater of (i) $1.35 per share plus any accrued and unpaid dividends or (ii) the fair market value of a


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Convertible  Share  as  determined  by  a  nationally   recognized   independent
investment banking firm selected by mutual agreement of the Company and the holder of a majority of the outstanding Convertible Shares. The Convertible Shares are not subject to mandatory redemption or any sinking fund provisions.

         Conversion Rights. The Convertible Shares may be converted at any time, in whole or in part, at the option of the holder thereof, into Common Shares. The conversion rate will be one Common Share for each Convertible Share surrendered for conversion. The conversion rate is subject to adjustment for stock dividends, stock splits, recapitalizations, and other anti-dilution adjustments. Upon the conversion of any Convertible Shares, any accrued and unpaid dividends with respect to such shares will be forfeited. The Company has the right to force conversion of the Convertible Shares, in whole or in part, upon satisfaction of all the Triggering Conditions. Common Shares issuable upon conversion of the Convertible Shares will be fully paid and nonassessable and will not have preemptive rights.

         Preemptive Rights. The Convertible Shares do not have preemptive rights.

WARRANTS

         At December 31, 1997, the Company had outstanding share purchase warrants as follows:

                  (1) 1,870,000 share purchase warrants (the "February Warrants") governed by an indenture dated February 28, 1996, between the Company and CIBC Mellon Trust Company, as trustee and warrant agent (the "Trustee"). Each February Warrant entitles the holder thereof to purchase one Common Share at an exercise price of $1.09 per share (converted from Canadian dollars at December 31, 1997) until February 28, 1998.

                  (2) 5,467,410 share purchase warrants (the "September Warrants") governed by an indenture dated September 17, 1996, between the Company and the Trustee, as trustee and warrant agent. Each September Warrant entitles the holder to purchase one Common Share at an exercise price of $2.00 until August 31, 1998. If the closing bid for the Common Shares is in excess of $3.00 per share on each of 20 consecutive trading days (as traded on The Alberta Stock Exchange (the "ASE") or another more senior North American stock exchange), the Company has the option, upon 45 days' prior written notice to the holders, to force the exercise or cancellation of the September Warrants.

                  (3) 495,900 share purchase warrants issued as part of the fees paid to the Company's placement agents in private placements of the Company's securities in Canada and the United States during 1996. Each such share purchase warrant is exercisable for one Common Share at an exercise price of $1.25 per share until August 31, 1998. Upon acceptance for listing or quotation of the Common Shares on a national stock exchange or trading market in the United States, the Company will


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         have the  option  upon 45  days'  prior  written  notice  to force  the exercise or cancellation of the warrants if the closing bid for the Common Shares is at least $3.00 per share on each of 20 consecutive trading days.

                  (4) 10,000,000 share purchase warrants issued in connection with the private placement of the Convertible Shares in December 1997. Each such share purchase warrant is exercisable for one Common Share at an exercise price of $2.40 per share until December 24, 2000 (to be extended to December 24, 2002, upon receipt of applicable regulatory approvals). The Company may force the exercise of the warrants upon satisfaction of all the Triggering Conditions.

         The share amounts and exercise prices of all outstanding share purchase warrants are subject to adjustment under certain circumstances, including any subdivision, consolidation, or reclassification of the Common Shares or any reorganization of the Company.

CONVERTIBLE SECURITIES AND STOCK OPTIONS

         At December 31, 1997, the Company had outstanding convertible subordinated notes in an aggregate principal amount of $2,600,000 convertible into 2,000,000 Common Shares, 13,333,333 Convertible Shares convertible into an equal number of Common Shares, and stock options held by employees, directors and officers of, and consultants to, the Company exercisable for a total of 2,677,000 Common Shares.

ESCROWED SHARES

         Pursuant to certain requirements of the Alberta Securities Commission and the ASE, Douglas F. Good, Marilyn Marshall, and Trudy McCaffery (the "Fraserview Shareholders"), the Company, and the Trustee are parties to an escrow agreement dated October 7, 1994 (the "Performance Escrow Agreement"), with respect to 4,250,000 Common Shares (the "Performance Shares") that were issued to the Fraserview Shareholders in connection with the Company's acquisition of Fraserview Hearing & Speech Clinic Ltd. The terms of the
Performance Escrow Agreement specify that one Common Share is eligible for release from escrow, upon application to the ASE, for each $0.08 (converted from Canadian dollars at December 31, 1997) of "cash flow" generated by the Company. For purposes of the Performance Escrow Agreement, "cash flow" is defined as the Company's net income as shown on the Company's audited financial statements, plus depreciation, depletion, deferred taxes, and amortization of goodwill and research and development costs. All of the Performance Shares remain subject to the Performance Escrow Agreement.

         Pursuant to a purchase and sale agreement (the "Share Purchase Agreement") dated as of April 15, 1996, between the Fraserview Shareholders and Brandon M. Dawson, President of the Company, Roger W. Larose, Randall E. Drullinger, Vice President-Marketing of the Company, and Hugh T. Hornibrook (the "Purchasers"), the Fraserview Shareholders sold all of the Performance Shares to the Purchasers for an aggregate consideration of $601,637 (converted from Canadian dollars at April 15, 1996). Pursuant to an assignment and


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novation  agreement dated as of August 28, 1996, Mr. Larose agreed to assign all of his right, title and interest in the Share Purchase Agreement to Mr. Dawson. In addition, pursuant to an assignment and novation agreement dated as of February 27, 1997, Mr. Hornibrook agreed to assign all of his right, title, and
interest  in  the  Share  Purchase   Agreement  to  Edwin  J.   Kawasaki,   Vice
President-Finance of the Company. The assignments are subject to the approval of the ASE. As a result of the Share Purchase Agreement and assignments, Messrs. Dawson, Drullinger and Kawasaki hold 3,900,000, 250,000 and 100,000 Performance Shares, respectively.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

         Following is a summary of the principal Canadian federal income tax consequences pursuant to the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder generally applicable to a person who holds Common Shares as capital property and deals at arm's length with the Company. Generally, Common Shares will be considered to be capital property provided the holder does not hold the Common Shares in the course of carrying on a business and has not acquired it in one or more transactions considered to be an adventure in the nature of trade. Special rules apply to non-resident insurers that carry on an insurance business in Canada and elsewhere.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR INDEPENDENT TAX ADVISERS FOR ADVICE WITH RESPECT TO THE INCOME TAX CONSEQUENCES RELEVANT TO THEIR PARTICULAR CIRCUMSTANCES.

         The following applies to holders who are not resident in Canada for purposes of the Tax Act and who do not use or hold and are not deemed to use or hold their Common Shares in, or in the course of, carrying on a business in Canada.

         Dispositions of Common Shares. A non-resident holder will, upon a disposition or deemed disposition of Common Shares, not be subject to taxation in Canada on any gain realized on the disposition unless the share is "taxable Canadian property" for the purposes of the Tax Act and no relief is afforded under an applicable tax convention between Canada and the country of residence of the holder. Since the Common Shares are listed on a prescribed stock exchange for the purposes of the Tax Act, Common Shares held by a non-resident holder will generally not be "taxable Canadian property" unless, at any time during the five-year period immediately preceding the disposition, the non-resident holder, persons with whom the non-resident holder did not deal at arm's length, or the non-resident holder together with such persons, owned or had the right to acquire 25% or more of the issued shares of any class of the capital of the Company. Any interest in shares or options in respect of shares will be considered to be the equivalent of ownership of such shares for purposes of the definition of taxable Canadian property.

         Subject to the discussion below regarding the application of the Canada-United States Income Tax Convention, 1980 (the "Convention") to U.S. resident holders, non-residents


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whose shares constitute  "taxable Canadian property" will be subject to taxation thereon on the same basis as Canadian residents unless otherwise exempted by an applicable tax convention between Canada and the country of residence of the holder.

         Pursuant to the Convention, shareholders of the Company that are residents in the U.S. for the purposes of the Convention and whose shares might otherwise be "taxable Canadian property" may be exempt from Canadian taxation in respect of any gains on the disposition of the Common Shares, provided the principal value of the Company is not derived from real property located in Canada at the time of disposition.

         Non-resident holders who might hold their Common Shares as "taxable Canadian property" should consult their own tax advisers with respect to the income tax consequences of a disposition of their Common Shares.

         Non-resident holders whose shares are repurchased by the Company, except in respect of certain purchases made by the Company in the open market, will be deemed to have received the payment of a dividend by the Company in an amount equal to the excess paid over the paid-up capital of the Common Shares so purchased. Such deemed dividend will be excluded from the holder's proceeds of disposition of such Common Shares for the purposes of computing any capital gain or loss but will be subject to Canadian non-resident withholding tax in the manner described below under "--Dividends."

         Dividends. Dividends received by a non-resident holder of Common Shares will be subject to Canadian withholding tax at the rate of 25% of the amount thereof unless the rate is reduced under the provisions of an applicable tax convention between Canada and the country of residence of the holder. The provisions of the Convention generally reduce the rate to 15%. A further reduction to 5% under the Convention will be available if the recipient is a company which owns at least 10% of the voting securities of the Company.

INVESTMENT CANADA ACT

         The Investment Canada Act (the "ICA") prohibits the acquisition of control of a Canadian business by non-Canadians without review and approval of the Investment Review Division of Industry Canada, the agency that administers the ICA, unless such acquisition is exempt from review under the provisions of the ICA. The Investment Review Division of Industry Canada must be notified of such exempt acquisitions. The ICA covers acquisitions of control of corporate enterprises, whether by purchase of assets, shares or "voting interests" of an entity that controls, directly or indirectly, another entity carrying on a Canadian business.

         Apart from the ICA, there are no other limitations on the right of nonresident or foreign owners to hold or vote securities imposed by Canadian law or the Company's Articles. There are no other decrees or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of


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dividends,  interest  or other  payments  to  nonresident  holders of the Common
Shares,   except  as  discussed  above  under   "Canadian   Federal  Income  Tax
Consequences."

OTHER

         The foregoing is only a brief description of the rights and limitations of the Common Shares and is subject to and qualified by reference to all applicable provisions of the Business Corporations Act (Alberta) and the Company's Articles.

         CIBC Mellon Trust Company and ChaseMellon Shareholder Services L.L.C. are co-transfer agents and co-registrars for the Common Shares.


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